FORM OF SECOND REPLACEMENT ORGANIZER WARRANT CERTIFICATE
THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS SUBJECT TO THE RESTRICTIONS SPECIFIED IN THAT CERTAIN ORGANIZER WARRANT AGREEMENT DATED AS OF APRIL 25, 2008, BY NUVO BANK & TRUST COMPANY, FORMERLY A MASSACHUSETTS CHARTERED TRUST COMPANY ("NUVO"), IN FAVOR OF THE ORGANIZERS OF NUVO LISTED ON EXHIBIT A THERETO, AS THE SAME MAY BE AMENDED FROM TIME TO TIME ("WARRANT AGREEMENT"). EFFECTIVE AS OF DECEMBER 4, 2015, NUVO MERGED (THE "FIRST MERGER") WITH AND INTO MERCHANTS BANK, FORMERLY A VERMONT BANK AND WHOLLY OWNED SUBSIDIARY OF MERCHANTS BANCSHARES, INC., A DELAWARE CORPORATION ("BANCSHARES"). THE OBLIGATIONS OF NUVO UNDER THE WARRANT AGREEMENT WERE ASSUMED BY BANCSHARES IN CONNECTION WITH THE FIRST MERGER.  EFFECTIVE AS OF MAY 12, 2017, BANCSHARES MERGED (THE "SECOND MERGER") WITH AND INTO COMMUNITY BANK SYSTEM, INC., A DELAWARE CORPORATION (THE "COMPANY"). THE OBLIGATIONS OF BANCSHARES UNDER THE WARRANT AGREEMENT WERE ASSUMED BY THE COMPANY IN CONNECTION WITH THE SECOND MERGER.  THIS CERTIFICATE REFLECTS ADJUSTMENT OF THE EXERCISE PRICE AND NUMBER OF WARRANTS IN CONNECTION WITH THE SECOND MERGER, IN ACCORDANCE WITH SECTION 2.8 OF THE AGREEMENT AND PLAN OF MERGER DATED AS OF OCTOBER 22, 2016, BETWEEN BANCSHARES AND THE COMPANY (THE "MERGER AGREEMENT") AND SECTION 12 OF THE WARRANT AGREEMENT. COPIES OF THE WARRANT AGREEMENT AND THE MERGER AGREEMENT ARE ON FILE AND MAY BE INSPECTED AT THE PRINCIPAL EXECUTIVE OFFICE OF THE COMPANY DURING NORMAL BUSINESS HOURS.
No. ORG. W-____	Number of Warrants:_____
This Second Replacement Organizer Warrant Certificate certifies that
__________________________________________________________________________________________, or registered assigns, is the registered holder of a warrant to purchase the number of fully paid and non-assessable shares of common stock, $1.00 par value of Community Bank System, Inc. ("Shares") set forth above, at the exercise price, subject to further adjustment in certain events in accordance with the terms of the Warrant Agreement ("Exercise Price"), of $42.98 per share ("Warrant").
The Warrant evidenced by this Second Replacement Organizer Warrant Certificate ("Warrant Certificate") is part of a duly authorized issue of Warrants issued by the Company pursuant to Section 12 of the Warrant Agreement and Section 2.8 of the Merger Agreement, as a replacement for a warrant issued by Bancshares in 2015 pursuant to an Agreement and Plan of Merger dated as of April 27, 2015 by NUVO and Bancshares and the Warrant Agreement, which is hereby incorporated by reference in and made a part of this instrument. The Warrant Agreement is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the Holder. All terms used, but not otherwise defined, in this Warrant Certificate shall have the meanings assigned to them in the Warrant Agreement. If any provision of this Warrant Certificate conflicts with a provision of the Warrant Agreement, the provision of the Warrant Agreement shall supersede.
This Warrant may not be exercised after 2:00 p.m., Springfield, Massachusetts time, on April 25, 2018 (the "Expiration Time").

The Holder may exercise the Warrant evidenced by this Warrant Certificate in whole or in part at any time prior to the Expiration Time by delivering to American Stock Transfer & Trust Company, LLC (the "Securities Registrar"), (A) this Warrant Certificate, with the section of this Warrant Certificate titled "ELECTION TO PURCHASE" properly completed; and (B) a check for the full amount of the aggregate Exercise Price of the Shares being acquired.
Upon receipt of the items set forth above, and subject to the terms of the Warrant Agreement, the Company or the Securities Registrar shall promptly deliver to, and register in the name of, the Holder a certificate or certificates representing the number of Shares acquired by exercise of this Warrant. In the event of a partial exercise of this Warrant, a new Warrant Certificate evidencing the number of Shares that remain subject to this Warrant shall be issued by the Company or the Securities Registrar to such Holder or to his duly authorized assigns.
The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price and the type and/or number of Company securities issuable thereupon may, subject to certain conditions, be adjusted. In such event the Company may, at its option, issue a new Warrant Certificate evidencing the adjustment in the Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants.
Upon surrender for registration of transfer of this Warrant Certificate, subject to the terms of the Warrant Agreement, the Company shall issue and deliver to the Holder or his duly authorized assigns, one or more new Warrant Certificates of like tenor and in like aggregate amount.
Prior to the due presentment of this Warrant Certificate for registration of transfer or exchange, the Company, any Securities Registrar and any other agent of the Company may treat the person in whose name this Warrant Certificate is registered in the Securities Register as the sole Holder of this Warrant Certificate and of the Warrant represented by this Warrant Certificate for all purposes whatsoever, and shall not be bound to recognize any equitable or other claim to or interest in this Warrant Certificate or in the Warrant represented by this Warrant Certificate on the part of any person and shall be unaffected by any notice to the contrary.
The Holder, in his capacity as such, shall not be entitled to vote or receive dividends nor be deemed for any other purpose the holder of the Shares or other securities which may at any time be issuable upon the exercise of this Warrant. Nothing contained in this Warrant Certificate shall be construed to confer upon the Holder, in his capacity as such, any of the rights of a shareholder of the Company, including any right to vote for the election of directors or upon any matter submitted to shareholders of the Company at any meeting thereof, to give or withhold consent to any corporate action, or to receive notices of meeting or other actions affecting shareholders.
Any notice or other communication required or permitted to be made by the Holder to the Company shall be in writing, duly signed by the Holder and shall be deemed delivered and effective when given personally or mailed by first-class registered or certified mail, postage prepaid to the Company, at its principal place of business (or such other address as designated in writing to the Holder by the Company. A notice given to the Company by a Holder with respect to the exercise of this Warrant shall not be effective until received by the Company.
This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement, a copy of which may be obtained from the Company at 570 Widewaters Parkway, DeWitt, NY 13214 by a written request from the Holder hereof or which may be inspected by any Holder or his agent at the principal offices of the Company.
IN WITNESS WHEREOF, Community Bank System, Inc. has caused this Second Replacement Organizer Warrant Certificate to be duly executed by the facsimile signatures of its authorized officers.
Dated as of May 12, 2017.

COMMUNITY BANK SYSTEM, INC.
a Delaware corporation

By:	By:

Mark Tryniski	Scott Kingsley
President & Chief Executive Officer	Executive Vice President & Chief Financial Officer

COUNTERSIGNED AND REGISTERED
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC
SECURITIES REGISTRAR

By:

AUTHORIZED SIGNATURE

ELECTION TO PURCHASE
(To be executed by the registered Holder if such Holder desires to exercise the
 Second Replacement Organizer Warrant Certificate in whole or in part).
TO:            American Stock Transfer & Trust Company, LLC, Securities Registrar
The undersigned hereby irrevocably elects to exercise Warrants represented by this Second Replacement Organizer Warrant Certificate to purchase the Shares issuable upon the exercise of such Warrants and requests that certificates for such stock be issued in the name of:
PLEASE INCLUDE SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
______________________________
______________________________
______________________________
______________________________
 [please print name and address]
If such number of Warrants shall not be all the Warrants evidenced by this Second Replacement Organizer Warrant Certificate, a new Second Replacement Organizer Warrant Certificate for the balance remaining of such Warrants shall he registered in the name of and delivered to:
PLEASE INCLUDE SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER
______________________________
______________________________
______________________________
______________________________
 [please print name and address]
Dated:_______________
Signature:_______________
Signature Guaranteed:__________________
Number of Warrants being Exercised:_______________
Number of Shares to be Issued:_______________
*(No fractional Shares will be issued in connection with the exercise of the Warrants)
Exercise Price:  ________________ x $42.98=$_______________
(Number of Shares)
(Payment must accompany completed Election to Purchase)
ASSIGNMENT
(To be executed by the registered Holder if such Holder desires to transfer the
Second Replacement Organizer Warrant Certificate in whole or in part.)
FOR VALUE RECEIVED, _______________ hereby sells, assigns and transfers unto _______________ this Second Replacement Organizer Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint _______________ to transfer the Second Replacement Organizer Warrant Certificate on the books of the within-named Company, with full power of substitution in the name of the Assignee as provided above as to _____ Shares, to issue a new Second Replacement Organizer Warrant Certificate to the Assignee (and, if this assignment Is for fewer than 100% of the Shares covered by said Warrant, to the Assignor for the balance thereof) to reflect the assignment and registration, and to provide written notice of such registration to the Assignor and the Assignee at the addresses provided above. The undersigned hereby acknowledges that such transfer may not be effective unless said Warrant is registered in the Company's Second Replacement Organizer Warrant Register.

USActive 37082461.1

Dated:_______________
Signature:_______________
Signature Guaranteed:__________________
NOTICE
The signature on the foregoing Election to Purchase or Assignment must correspond to the name as written upon the face of this Second Replacement Organizer Warrant Certificate in every particular, without alteration or enlargement or any change whatsoever.
Return completed Election to Purchase and/or Assignment to the Securities Registrar at:

By hand, express mail, courier, or other expedited service:	American Stock Transfer &Trust Company, LLC Operations Center, Attn: Reorganization Department 0201 15th Avenue, Brooklyn, New York 11219	By mail:	American Stock Transfer & Trust Company, LLC Operations Center, Attn: Reorganization Department P.O. Box 2042, New York, New York 10272-2042